UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  June 24, 2016

NPC RESTAURANT HOLDINGS, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-180524-04 (Commission File Number)	20-4509045 (I.R.S. Employer Identification No.)

7300 West 129th Street
Overland Park, Kansas 66213
(Address of principal executive office)(Zip Code)

(913) 327-5555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.
On June 24, 2016, NPC Quality Burgers, Inc., a wholly-owned subsidiary of NPC International, Inc. (the "Company") and an indirect wholly-owned subsidiary of NPC Restaurant Holdings, LLC, entered into an asset purchase agreement with Wendy's International, LLC and its affiliates to acquire 35 Wendy's restaurants located in the Raleigh-Durham metropolitan area for $29.2 million, plus amounts for working capital. NPC also agreed to acquire four restaurants recently constructed by Wendy's for a cost of $7.4 million, thereby increasing the number of restaurants to be acquired to 39.  The acquisition will be funded primarily with cash on hand. The closing of the acquisition is subject to satisfaction of customary closing conditions under the asset purchase agreement.  As part of the transaction, the Company plans to remodel certain acquired and existing restaurants in Wendy's new Image Activation format.

Item 7.01.   Regulation FD Disclosure

  On June 29, 2016, the Company issued a press release announcing the signing of the asset purchase agreement.  The Company hereby furnishes the information set forth in the press release issued on June 29, 2016, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
  The information in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as and when expressly set forth by such specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
  (d)       Exhibits
Number     Description
99.1	Press Release dated June 29, 2016, issued by NPC International, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NPC RESTAURANT HOLDINGS, LLC

By:	/s/ Troy D. Cook
Executive Vice President—Finance and Chief Financial Officer

Date:  June 29, 2016

INDEX TO EXHIBITS
Exhibit     Description
99.1	Press Release dated June 29, 2016, issued by NPC International, Inc.